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                                                                   EXHIBIT 23(C)

                       CONSENT OF RYAN, BECK & CO., INC.

     We hereby consent to the references in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4, as amended, to our opinion, filed as an Exhibit thereto, with respect to the merger of Valley National Bancorp and Rock Financial Corporation, and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement/Prospectus. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        RYAN, BECK & CO., INC.

                                        By:  /s/ DAVID P. DOWNS
                                           -------------------------------------
                                             David P. Downs
                                            Senior Vice President


West Orange, NJ
October 17, 1994